UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 7, 2004


                            FIRST SOUTH BANCORP, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                 VIRGINIA                                   56-1999749
     -------------------------------                   -------------------
     (State or other jurisdiction of                      (IRS Employer
      incorporation or organization)                   Identification No.)


                         COMMISSION FILE NUMBER: 0-22219


             1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889
             ------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (252) 946-4178
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 8, 2004, First South Bancorp, Inc. (the "Company") reported that it's previously announced 5% stock repurchase program expired on January 7, 2004, and it has adopted a new program to repurchase up to 100,000 shares of its common stock, representing approximately2.4% of the current outstanding shares.

The Company has determined that the repurchase of its outstanding common stock will serve the best interest of the Company and its stockholders by providing an attractive investment for the Company's funds and decreasing the potential diluting effect caused by the future exercise of stock options.

Share repurchases will be made over a period of not greater than twelve (12) months. During this twelve-month period, the Company may purchase shares of its common stock at certain times and price levels that are satisfactory to the Company. The repurchase program will be effected through open market purchases, unsolicited negotiated transactions, or in such other manner as will comply with applicable law. The program will be dependent upon market conditions and there are no assurances as to the exact number of shares the Company may be able to repurchase.

The shares of common stock acquired pursuant to the repurchase program will be treated as treasury shares on the consolidated statement of financial condition of the Company and will be used for general corporate purposes, including the future exercise of stock options.

Incorporated herein by reference, as Exhibit 99 is the press release issued by the Company on January 8, 2004, announcing the above stock repurchase program.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

     99.  Press release dated January 8, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2004                        First South Bancorp, Inc.
                                             -------------------------
                                                   (Registrant)

                                             By: /s/ William L. Wall
                                                 ----------------------
                                                 William L. Wall
                                                 Executive Vice President
                                                 Chief Financial Officer and
                                                 Secretary

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